Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value $0.000001 per share, of Lanvin Group Holdings Limited, a Cayman Islands company, and that this agreement may be included as an Exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of December 23, 2022.

Fosun International Limited

By:	/s/ SZE Mei Ming
Name:	SZE Mei Ming
Title:	Company Secretary

Fosun Fashion Holdings (Cayman) Limited

By:	/s/ CHENG Yun
Name:	CHENG Yun
Title:	Director

Yujing Fashion (BVI) Limited

By:	/s/ WANG Zunxiang
Name:	WANG Zunxiang
Title:	Director

Yu Jing Industrial Limited

By:	/s/ HUANG Zhen
Name:	HUANG Zhen
Title:	Director

Shanghai Yuyuan Tourist Mart (Group) Co., Ltd

By:	/s/ HUANG Zhen
Name:	HUANG Zhen
Title:	Director